                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BEST BUY Co., Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                               BEST BUY CO., INC.
                            7075 FLYING CLOUD DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                                     [LOGO]

                   NOTICE OF REGULAR MEETING OF SHAREHOLDERS

    The 1997 Regular Meeting of the Shareholders of Best Buy Co., Inc., a Minnesota corporation (the "Company"), will be held at the Company's corporate offices at 7075 Flying Cloud Drive, Eden Prairie, Minnesota, on Wednesday, June 25, 1997, at 3:00 p.m., for the following purposes:

    1. To elect three Class 2 directors to serve on the Board of Directors for a term of two years.

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the Company's current fiscal year.

    3.  To approve the Company's 1997 Employee Non-Qualified Stock Option Plan.

    4.  To approve the Company's 1997 Directors' Non-Qualified Stock Option
       Plan.

    5. To approve an amendment to and restatement of the Company's 1994 Full-Time Employee Non-Qualified Stock Option Plan.

    6.  To transact such other business as may properly come before the meeting.

    Only Shareholders of record at the close of business on Wednesday, April 30, 1997, the record date, are entitled to notice of and to vote at the meeting and any adjournments thereof.

    Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed form of Proxy.

                                          By Order of the Board of Directors

                                                 [SIGNATURE]

                                          Elliot S. Kaplan

                                          SECRETARY

Minneapolis, Minnesota

May 14, 1997

                                PROXY STATEMENT

                               BEST BUY CO., INC.
                            7075 FLYING CLOUD DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                REGULAR MEETING OF SHAREHOLDERS -- JUNE 25, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

    The enclosed Proxy is solicited by the Board of Directors of Best Buy Co., Inc. (the "Company"), for use at the Regular Meeting of Shareholders to be held Wednesday, June 25, 1997, at 3:00 p.m., local time, at the Company's corporate headquarters at 7075 Flying Cloud Drive, Eden Prairie, Minnesota, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Regular Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED. These proxy solicitation materials are first being sent to Shareholders on or about May 14, 1997.

    As of April 30, 1997, the record date fixed for the determination of Shareholders of the Company entitled to notice of and to vote at the Meeting, there were outstanding 43,803,284 shares of Common Stock, which is the only class of the capital stock of the Company outstanding.

    Each Shareholder will be entitled to one vote per share on all matters acted upon at the Meeting. The aggregate number of votes cast by all Shareholders present in person or by proxy at the Meeting will be used to determine whether a motion is carried. Thus, an abstention from voting on a matter by a Shareholder, while included for purposes of calculating a quorum for the Meeting, has no effect on the item on which the Shareholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote.

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

    The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms, banks and other custodians, nominees, fiduciaries and other persons representing beneficial owners for reasonable expenses incurred by them in forwarding proxy solicitation materials and annual reports to the beneficial owners of shares in accordance with the New York Stock Exchange schedule of charges.

                             ELECTION OF DIRECTORS

GENERALLY

    Prior to February 1997, the Company's By-laws provided that the Board of Directors shall consist of seven directors. On February 13, 1997, the Board of Directors amended the Company's By-laws to increase the number of directors to nine, five of whom are Class 1 directors and four of whom are Class 2 directors. Directors are elected for a term of two years and the terms are staggered so that Class 1 directors are elected in even-numbered years and Class 2 directors are elected in odd-numbered years. No individuals have been appointed or nominated to fill the two newly created positions.

    Management and the Board of Directors recommend that Richard M. Schulze, Elliot S. Kaplan and Culver Davis, Jr. be re-elected as Class 2 directors, each to hold office until the 1999 Regular Meeting of Shareholders and until his successor is duly elected and qualified. All of the nominees are members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below.

    The Board of Directors held five meetings during the fiscal year ended March 1, 1997. All directors attended at least 75% of the total number of meetings of the Board and of committees of the Board on which they served.

    There is no family relationship among the nominees or between any nominee and any of the Company's other directors.

    The Board of Directors of the Company has had four standing committees. The Personnel Committee was established to identify, select and evaluate officers and key employees for the Company. The Compensation Committee was established to determine and periodically evaluate various levels and methods of compensation for directors, officers and employees of the Company. The Lease Committee reviewed the general parameters of the Company's leases. The Audit Committee was established to review and monitor all matters pertaining to the accounting activities of the Company and the relationship of the Company with its independent auditor. The following table shows the date each committee was established and the names of the directors serving thereon as of March 1, 1997.

                                       NUMBER OF MEETINGS
                                       DURING LAST FISCAL
    COMMITTEE      DATE ESTABLISHED           YEAR                     MEMBERS
-----------------  -----------------  ---------------------  ---------------------------
Personnel               June 1, 1984                2        Richard M. Schulze
                                                             Bradbury H. Anderson

Audit                   June 1, 1984                3        Frank D. Trestman*
                                                             Culver Davis, Jr.
                                                             James C. Wetherbe

Compensation           March 6, 1985                1        David Stanley*
                                                             Frank D. Trestman
                                                             James C. Wetherbe

Lease                  March 6, 1985                0        Elliot S. Kaplan*
                                                             Culver Davis, Jr.
                                                             Frank D. Trestman

------------------------

* Committee chairperson

    On February 13, 1997, the committees of the Board were reconstituted to better reflect the Company's needs and complexity. The Board now has five standing committees, as follows:

    Audit -- The purpose of this committee is to provide reasonable assurance that management has prescribed effective financial controls that are designed to ensure that the reported financial information regarding the Company's financial performance is materially accurate, complete and timely.

    Compensation and Human Resources -- The purpose of this committee is to periodically review and evaluate the Company's compensation, stock and benefit plans, and develop recommendations with respect thereto to be submitted to the Board for approval. This committee will also review the Company's practices and policies pertaining to the recruitment, hiring, development and promotion of employees generally and officers in particular.

    Finance and Investment Policy -- The purpose of this committee is to assure that the financial policies and financial condition of the Company and the investment policies for qualified employee benefit plans will enable the Company to achieve its long-range goals. This committee will also have responsibility for reviewing the general parameters of the Company's leases and real estate holdings.

    Long-Range and Strategic Planning -- This committee will work with the Company's management to discuss and formulate long-range plans for the Company, including acquisitions, product diversification, elimination or addition of product categories, geographic expansion, line extensions, long-term financial objectives and long-term product and services development concepts.

    Nominating and Public Policy -- The purpose of this committee is to identify and present qualified persons for election and re-election to the Board of Directors and to monitor the participation of directors. The committee does not intend to consider nominees recommended by Shareholders. The committee will also review policies and programs that will assist the Board and management in operating a business that is sensitive to significant public policy issues.

    The membership of these new committees had not been designated as of March 1, 1997.

VOTING INFORMATION

    A Shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from any such nominee. Proxies may not be voted for a greater number of persons than the number of nominees named. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. Each of the nominees has agreed to continue serving the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting and each director will be elected by a majority of the voting power of the shares present and entitled to vote at the Meeting. Shareholders entitled to vote for the election of directors can withhold authority to vote for all or certain nominees for director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides certain information as of March 31, 1997, as to the Chief Executive Officer and each of the next four most highly compensated executive officers during the most recent fiscal year, each director including the nominees for election as Class 2 directors, all directors and executive officers as a group, and each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company:

                                                          NUMBER OF SHARES    PERCENT OF SHARES
                       NAME                         AGE  BENEFICIALLY OWNED   BENEFICIALLY OWNED
--------------------------------------------------  ---  ------------------   ------------------
Richard M. Schulze                                   56       9,625,056(1)          22.00%
  Chairman, Chief Executive
  Officer and Director
Bradbury H. Anderson                                 47         620,503(2)           1.42%
  President, Chief Operating Officer and Director
Allen U. Lenzmeier                                   53         316,165(3)         *
  Executive Vice President and Chief Financial
  Officer
Wade R. Fenn                                         38         106,594(4)         *
  Executive Vice President -- Marketing
James P. Mixon                                       52          22,221(5)         *
  Senior Vice President -- Logistics
Elliot S. Kaplan                                     60         120,627(6)         *
  Secretary and Director
Frank D. Trestman                                    62         161,000(7)         *
  Director
Culver Davis, Jr.                                    58          71,000(8)         *
  Director
David Stanley                                        61          46,450(9)         *
  Director
James C. Wetherbe                                    48          46,888(10)        *
  Director
All directors and executive officers, as a group    --       11,305,687(11)         25.44%
  (15 individuals)

------------------------

 * Less than 1%.

 (1) The figure represents (a) 8,215,000 outstanding shares owned by Mr. Schulze; (b) 257,900 outstanding shares owned by Mr. Schulze and his wife as joint tenants; (c) 60 outstanding shares held in Mr. Schulze's individual retirement account; (d) 185,328 outstanding shares registered in the name of Mr. Schulze and a co-trustee and held by them as trustees of a trust for the benefit of Mr. Schulze; (e) 300,000 outstanding shares registered in the name of Mr. Schulze and held by him as trustee of a trust for the benefit of his children (Mr. Schulze has disclaimed beneficial ownership of such shares); (f) 185,328 outstanding shares registered in the name of Mrs. Schulze and a co-trustee and held by them as trustees of a trust for the benefit of Mrs. Schulze (Mr. Schulze has disclaimed beneficial ownership of such shares); (g) 26,122 outstanding shares owned by a partnership in which Mr. Schulze is a partner; (h) 7,335 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Schulze; (i) 8,600 outstanding shares registered in the name of Best Buy Foundation, a charitable foundation of which Mr. Schulze is a Board member;
    (j) options granted to Mr. Schulze, available for exercise within 60 days, to purchase 380,500 shares; and (k) preferred securities owned by Mr. Schulze, available for conversion within 60 days into 58,883 shares.

 (2) The figure represents (a) 307,170 outstanding shares owned by Mr. Anderson;
    (b) 1,333 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Anderson; and (c) options granted to Mr. Anderson, available for exercise within 60 days, to purchase 312,000 shares.

 (3) The figure represents (a) 184,790 outstanding shares owned by Mr. Lenzmeier; and (b) options granted to Mr. Lenzmeier, available for exercise within 60 days, to purchase 131,375 shares.

 (4) The figure represents (a) 28,262 outstanding shares owned by Mr. Fenn; (b) 8,226 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Fenn; (c) 830 outstanding shares owned by Mr. Fenn's wife;
    (d) 176 outstanding shares registered in the name of Mr. Fenn as trustee of a trust for the benefit of his son (Mr. Fenn has disclaimed beneficial ownership of such shares); and (e) options granted to Mr. Fenn, available for exercise within 60 days, to purchase 69,100 shares.

 (5) The figure represents (a) 5,000 outstanding shares owned by Mr. Mixon; (b) 721 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Mixon; and (c) options granted to Mr. Mixon, available for exercise within 60 days, to purchase 16,500 shares.

 (6) The figure represents (a) 82,627 outstanding shares owned by Mr. Kaplan; and (b) options granted to Mr. Kaplan, available for exercise within 60 days, to purchase 38,000 shares.

 (7) The figure represents (a) 114,000 outstanding shares owned by Mr. Trestman;
    (b) 18,000 outstanding shares registered in the name of Mr. Trestman's wife as trustee of an irrevocable family trust (Mr. Trestman has disclaimed beneficial ownership of such shares); and (c) options granted to Mr. Trestman, available for exercise within 60 days, to purchase 29,000 shares.

 (8) The figure represents (a) 42,000 outstanding shares owned by Mr. Davis; and
    (b) options granted to Mr. Davis, available for exercise within 60 days, to purchase 29,000 shares.

 (9) The figure represents (a) 8,450 outstanding shares owned by Mr. Stanley; and (b) options granted to Mr. Stanley, available for exercise within 60 days, to purchase 38,000 shares.

(10) The figure represents (a) 9,000 outstanding shares owned by Dr. Wetherbe;
    (b) options granted to Dr. Wetherbe, available for exercise within 60 days, to purchase 29,000 shares; and (c) preferred securities owned by Dr. Wetherbe, available for conversion within 60 days into 8,888 shares.

(11) The figure represents (a) outstanding shares and options described in the preceding footnotes; (b) 78,820 outstanding shares owned by, and options, available for exercise within 60 days, to purchase 82,000 shares granted to, the Company's other executive officers; (c) 7,613 outstanding shares registered in the name of Wilmington Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of certain other executive officers; and (d) 750 outstanding shares owned by certain other executive officers as custodian for the benefit of their children (where appropriate, such officers have disclaimed beneficial ownership of such shares).

NOMINEES AND DIRECTORS

    NOMINEES FOR CLASS 2 DIRECTORS

    RICHARD M. SCHULZE is a founder of the Company. He has served as an officer and director of the Company from its inception in 1966 and currently serves as its Chairman and Chief Executive Officer. Mr. Schulze is also a director of Pentair Inc.

    ELLIOT S. KAPLAN has served as a director and Secretary of the Company since January 1971. Since 1961, he has been an attorney with the law firm of Robins, Kaplan, Miller & Ciresi L.L.P, Minneapolis, Minnesota, which serves as outside general counsel to the Company. Mr. Kaplan is also a director of American Business Information, Inc.

    CULVER DAVIS, JR. has served as a director of the Company since August 1986. Mr. Davis retired in January 1997 from Galyan's Trading Company, Plainfield, Indiana, where he had been Director of Sales since January 1996. Mr. Davis had retired in 1994 from CUB Foods, a warehouse style supermarket chain which he co-founded in 1960, where he had been Chairman and Chief Executive Officer since 1992 and, prior to that, President and Chief Executive Officer since 1985.

    CLASS 1 DIRECTORS -- TERMS EXPIRE IN 1998

    BRADBURY H. ANDERSON has served as a director of the Company since August 1986. He has been the Company's President and Chief Operating Officer since April 1991. Mr. Anderson has been employed in various capacities with the Company since 1973, including retail salesperson, store manager and sales manager.

    FRANK D. TRESTMAN has served as a director of the Company since December 1984. He is President of Trestman Enterprises, an investment and business development firm. He had been a consultant to McKesson Corporation and is the former Chairman of the Board and Chief Executive Officer of Mass Merchandisers, Inc., a distributor of non-food products to retailers in the grocery business and now a subsidiary of McKesson Corporation. Mr. Trestman is also a director of Insignia Systems, Inc.

    DAVID STANLEY has served as a director of the Company since August 1990. He is Chairman of the Board of Directors and Chief Executive Officer of Payless Cashways, Inc., a building materials specialty retailer, where he has been an officer since 1980. Mr. Stanley is also a director of Piper Jaffray Inc. and Digi International, Inc.

    JAMES C. WETHERBE has served as a director of the Company since July 1993. He has been a professor at the University of Minnesota since 1980 and is currently Professor of Management Information Systems and Director of the University of Minnesota MIS Research Center. In addition, he has been the Federal Express Professor and Director of the Fedex Center for Cycle Time Research at the University of Memphis since August 1993. He is a leading consultant and lecturer on information technology and the author of 15 books and over 200 articles in the field of management and information systems.

CERTAIN TRANSACTIONS

    The Company leases two of its current 272 stores (Burnsville and Edina, Minnesota) from Richard M. Schulze, leases one of its stores (Maplewood, Minnesota) from a partnership in which he is a partner, and leases one of its stores (Minneapolis, Minnesota) from his wife. The lease for the Burnsville store expires in 2006. The lease provides for annual rent of $349,375 and includes escalation clauses. The lease for the Edina store expires in 2002, and provides for the payment to Mr. Schulze of base rent of $183,820 and percentage rent equal to 4% of gross sales made on the premises, but in no event more than $572,000 in the aggregate in any lease year. The lease for the Maplewood store expires in 2008, includes renewal options and fixed minimum rent of $243,311. The lease for the Minneapolis store expires in 1998, includes renewal options, and provides for the payment of rent to Mrs. Schulze of $210,600 per year. Aggregate rents paid and accrued by the Company to Mr. Schulze, partnerships in which he is a partner or Mrs. Schulze during the fiscal year ended March 1, 1997, were $1,375,286, a portion of which was used to service debt on the properties where the stores are located and, for some of such stores, to pay certain property related expenses.

    All of the leases with Mr. Schulze, partnerships in which he is a partner and Mrs. Schulze were negotiated and approved by the Board of Directors with Mr. Schulze abstaining, the Board of Directors acting in reliance upon one or more of its disinterested members with respect to the determination of market comparisons, alternative rental agreements and negotiations with Mr. Schulze. The leases were determined to be in the best interests of the Company. It is the Company's policy that the Company not engage in real estate transactions with officers, directors, controlling persons and others affiliated with them unless a determination is made by the disinterested members of the Board of Directors, on recommendation by the Lease Committee, that any such transaction is on terms more favorable to the Company than could be obtained from unaffiliated third parties.

    The Company periodically charters an airplane owned by a corporation of which Mr. Schulze and his wife are the sole shareholders. The plane is generally chartered when it is more economical or convenient than flying commercial airlines. The Company pays charter fees for the use of the plane at a discounted hourly rate as compared to other unrelated parties that also charter the plane. A portion of the charter fees are used by the corporation to purchase fuel and pay pilots for the chartered trips. Total charter fees paid to the corporation in fiscal 1997 were $102,320.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    OVERVIEW AND PHILOSOPHY

    The Compensation Committee of the Board of Directors, composed of three non-employee directors, is responsible for determining and periodically evaluating various levels and methods of compensating the Company's directors and officers. In accordance therewith, the Compensation Committee determines, on an annual basis, the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The objective of the Compensation Committee is to establish a compensation program for executive officers that will attract and retain superior management talent, recognize and reward individual performance, and align the financial interests of the executive officers with the success of the Company.

    The Company's compensation program for executive officers provides compensation opportunities that approximate the mid-point of compensation levels for similarly situated executives within the retail industry, as well as within a broader group of companies of comparable size. Actual compensation levels may be greater or less than average competitive levels in comparable companies because of annual and long-term Company performance as well as individual performance. In setting the levels of executive compensation, the Committee has historically considered information provided by a nationally recognized compensation and benefits firm, including the results of salary surveys of comparably sized companies generally including national retailers. In addition, the Committee has also considered information provided by the consulting firm with respect to the compensation of the executive officers of a self-selected, relevant peer group of national retail companies, as disclosed in their proxy statements.

    EXECUTIVE OFFICER COMPENSATION PROGRAM

    The three components of the Company's executive officer compensation program are base salary, annual incentive compensation in the form of a cash bonus and long-term incentive compensation in the form of stock options. Executive officers are also entitled to various benefits including participation in the Company's health plan and Retirement Savings Plan, which are generally available to employees of the Company.

    Base Salary. Base salary levels for the Company's executive officers are determined by the Compensation Committee early in the fiscal year. Members of the Committee consider individual experience, performance and annual expectations for the officer, as well as the base salaries of executive officers in comparable companies. The base salaries of executive officers have generally been set to be comparable to the midpoint of those of the surveyed executives. In light of the Company's financial performance in fiscal 1996, the Compensation Committee determined that, for the second consecutive year, there would generally be no change in executive officer base salary in fiscal 1997. For that reason, the comparative research referred to in "Overview and Philosophy," above, was not updated for purposes of determining base salaries in fiscal 1997, although the Committee believes that updated information would have indicated an increase in executive compensation.

    Bonus Incentive Program. The Company offers an annual incentive for executive officers pursuant to a program that was approved by Shareholders in 1994 and 1995. The purpose of the program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers to achieve or exceed the Company's annual goals. Bonus amounts are equal to a percentage of the executive officer's base salary up to $1,000,000. The percentages used for determining bonuses are established annually to provide total cash compensation to the Company's executive officers, assuming certain levels of the Company's annual goals are achieved, at a level that is comparable to the midpoint of the previously surveyed executives. In fiscal 1997, executive officers were entitled to bonuses ranging from 30% of base salary if the Company's budgeted net income was achieved, which percentage could be increased to 120% if net income for the year was at least 150% of budget. The relationship between net income and the bonus percentage was determined by the Compensation Committee at the beginning of fiscal 1997. Federal tax laws limit the amount of individual compensation that can be deducted by the Company for tax purposes to $1,000,000. Qualifying performance-based compensation is not subject to the deduction limit. The Company's bonus program for executive officers is intended to meet the requirements of a qualifying performance-based compensation plan.

    Stock Options. The Company utilizes stock options as a long-term incentive for executive officers. The objectives of a stock option plan are to further the growth and general prosperity of the Company by enabling current executive officers who have been or will be given responsibility for the administration of the affairs of the Company and upon whose judgment, initiative and effort the Company was or is largely dependent for the successful conduct of its business, to acquire shares of the Company's Common Stock, thereby increasing their personal involvement in the Company.

    The Company's Shareholder-approved 1987 Employee Non-Qualified Stock Option Plan (the "1987 Employee Plan") gave the Compensation Committee discretion to award stock options to executive officers and certain other employees. The award levels are subjective and not subject to specific criteria. The 1987 Employee Plan, as amended, authorized the Company to grant to certain categories of employees options to purchase in the aggregate not more than 7,250,000 shares of the Company's Common Stock. This plan expired May 1, 1997. The Board of Directors has adopted the 1997 Employee Non-Qualified Stock Option Plan covering 4,300,000 shares, and recommends that the Shareholders approve it at the Meeting.

    Stock options that were granted pursuant to the 1987 Employee Plan have five-year terms and have exercise restrictions that lapse ratably over the last four years of the term. The exercise prices for such options equal the average of the closing price for the Company's Common Stock, as quoted on the New York Stock Exchange, on the date preceding the date of grant and the closing price on the date of grant. Awards were made to eligible employees at levels calculated to be competitive within the retail industry as well as within a broader group of comparable companies. Employees eligible to receive options under the 1987 Employee Plan included: (i) key executive personnel, including officers, senior management employees and members of the Board of Directors who are employees of the Company; (ii) staff management employees, including managers, supervisors and their functional equivalents for warehousing, service, merchandising, leaseholds, installation, and finance and administration; (iii) line management employees, including retail stores and field managers, supervisors and their functional equivalents; and (iv) any employee having served continuously for a period of not less than ten years.

    On February 13, 1997, the Board of Directors determined that, in light of the fact that the exercise prices of a majority of the outstanding options issued to employees under the 1987 Employee Plan were significantly above the current market price of the Company's Common Stock, it would be in the best interests of the Company to cancel and reissue 50% of the options granted under this plan since April 1993. The Board concluded that to provide an incentive and motivation for employees to improve the overall performance of the Company, an option repricing was warranted. The Board also determined that the outstanding options held by the Company's two top executives, Messrs. Schulze and Anderson, would not be repriced.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Schulze has served as an officer and director of the Company since its inception in 1966 and currently serves as its Chairman and Chief Executive Officer.

    Mr. Schulze's base salary has been unchanged since fiscal 1995, including for the period from April 1, 1996 to March 31, 1997. In determining Mr. Schulze's compensation for fiscal 1995, the Compensation Committee used as a guide the results of a study performed for the Company by a nationally recognized firm of compensation and benefits consultants. The study included a review of executive level compensation for eleven national retailers (the "Proxy Group") as disclosed in their proxy statements for their respective fiscal years ended between December 1992 and January 1994. Four of the companies in the Proxy Group are also included in the Industry Index in the Comparative Stock Performance graph below. The Company considers three of the companies in the Proxy Group to be direct competitors of the Company. The study also included the results of two national executive compensation surveys which included national retailers such as the Company (the "Survey Group"). The Compensation Committee determined that since the fiscal 1996 annual goals had not been achieved, there would be no increase in fiscal 1997 in Mr. Schulze's base salary of $750,000.

    Mr. Schulze did not earn a bonus for fiscal 1997. The Company's bonus program for executive officers provides for bonuses to be earned based upon the level of the Company's net income. The net income level required for payment of bonuses was not achieved and, therefore, no bonus was paid to Mr. Schulze for fiscal 1997. Additionally, no stock options were granted to Mr. Schulze in fiscal 1997 under the 1987 Employee Plan.

                                          COMPENSATION COMMITTEE
                                          DAVID STANLEY (CHAIRMAN)
                                          FRANK D. TRESTMAN
                                          JAMES C. WETHERBE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee consists of David Stanley (Chairman), Frank D. Trestman and James C. Wetherbe. No executive officer of the Company is a member of the Compensation Committee.

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned during the period by the Chief Executive Officer of the Company and the next four most highly compensated individuals serving as executive officers of the Company.

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                                        -------------
                                                                  ANNUAL COMPENSATION     NUMBER OF
                                                                                         SECURITIES
                                                                  --------------------   UNDERLYING        ALL OTHER
                                                     FISCAL YEAR   SALARY      BONUS     OPTIONS (1)   COMPENSATION (2)
                                                     -----------  ---------  ---------  -------------  -----------------
Richard M. Schulze                                         1997   $ 750,000  $  --           --            $  23,910
  Chairman, Chief Executive Officer                        1996     750,000     --          100,000           23,852
                                                           1995     727,528     --           50,000           25,388
Bradbury H. Anderson                                       1997     565,000     --           --                9,610
  President, Chief Operating Officer                       1996     565,000     --           80,000           10,122
                                                           1995     548,317     --           40,000           11,273
Allen U. Lenzmeier                                         1997     435,000     --           --                7,610
  Executive Vice President,                                1996     435,000     --           50,000            8,522
  Chief Financial Officer                                  1995     421,760     --           25,000            9,162
Wade R. Fenn                                               1997     380,000     --           15,800            2,610
  Executive Vice President -- Marketing                    1996     343,077     20,000       30,000            3,568
                                                           1995     294,873     --           15,000            3,904
James P. Mixon                                             1997     279,161     --           --                2,610
  Senior Vice President -- Logistics                       1996     265,000     --           30,000            2,460
                                                           1995     222,192     --           15,000           --

------------------------------
(1) Does not include options issued in February 1997 in connection with a repricing. See "Executive Compensation -- Stock Options" above.

(2) Includes the portions of premiums paid by the Company for life insurance coverage exceeding $50,000 ("A"), the officers' shares of the Company's contribution to its Retirement Savings Plan ("B"), and for Messrs. Schulze, Anderson and Lenzmeier, the premiums paid by the Company for split-dollar life insurance ("C"), as follows:

                                                              FISCAL YEAR      "A"        "B"        "C"
                                                             -------------  ---------  ---------  ---------
Richard M. Schulze.........................................         1997    $     210  $   2,400  $  21,300
                                                                    1996           60      2,492     21,300
                                                                    1995           60      4,028     21,300
Bradbury H. Anderson.......................................         1997          210      2,400      7,000
                                                                    1996           60      3,062      7,000
                                                                    1995           60      4,213      7,000
Allen U. Lenzmeier.........................................         1997          210      2,400      5,000
                                                                    1996           60      3,462      5,000
                                                                    1995           60      4,102      5,000
Wade R. Fenn...............................................         1997          210      2,400     --
                                                                    1996           60      3,508     --
                                                                    1995           60      3,844     --
James P. Mixon.............................................         1997          210      2,400     --
                                                                    1996           60      2,400     --
                                                                    1995       --         --         --

OPTIONS AND GRANTS

    The following tables summarize option grants and exercises during the fiscal year ended March 1, 1997, to or by the Chief Executive Officer and the next four most highly compensated executive officers of the Company at the end of the Company's last fiscal year, and the value of the options held by such persons at the end of such fiscal year.

                          OPTION GRANTS IN FISCAL 1997

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                                          INDIVIDUAL GRANTS                               STOCK
                                     ------------------------------------------------------------   PRICE APPRECIATION
                                      NUMBER OF                                                            FOR
                                     SECURITIES    % OF TOTAL OPTIONS     EXERCISE                     OPTION TERM
                                     UNDERLYING   GRANTED TO EMPLOYEES      PRICE     EXPIRATION   --------------------
                                       OPTIONS       IN FISCAL 1997       ($/SHARE)      DATE         5%         10%
                                     -----------  ---------------------  -----------  -----------  ---------  ---------
Richard M. Schulze.................       5,000(1)             .19%       $   17.87      4-18-01   $  23,920  $  53,583
Bradbury H. Anderson...............       5,000(1)             .19            17.87      4-18-01      23,920     53,583
Allen U. Lenzmeier.................      79,500(2)            2.98             8.62      2-12-02     189,840    419,017
Wade R. Fenn.......................      57,400(2)            2.15             8.62      2-12-02     137,067    302,535
                                         15,800(3)             .59            17.87      4-18-01      75,587    169,376
James P. Mixon.....................      27,000(2)            1.13             8.62      2-12-02      64,474    142,308

------------------------------

The price of one share of the Company's Common Stock acquired at $17.87 would equal approximately $22.66 and $28.59 when compounded at 5% and 10%, respectively, over the term of the option.

The price of one share of the Company's Common Stock acquired at $8.62 would equal approximately $11.01 and $13.89 when compounded at 5% and 10%, respectively, over the term of the option.

(1) Number of shares issuable upon the exercise of options granted on April 19, 1996, pursuant to the Company's 1987 Directors' Non-Qualified Stock Option Plan. The options are exercisable as of the date of grant.

(2) Number of shares issuable upon the exercise of options granted as part of the February 13, 1997 repricing, pursuant to the Company's 1987 Employee Non-Qualified Stock Option Plan. Options become exercisable 25% per year beginning one year after date of grant.

(3) Number of shares issuable upon the exercise of options granted on April 19, 1996, pursuant to the Company's 1987 Employee Non-Qualified Stock Option Plan. Options become exercisable 25% per year beginning one year after date of grant. The Company subsequently canceled 50% of the shares pursuant to this option grant and reissued them as part of the February 13, 1997 repricing.

 OPTION EXERCISES DURING FISCAL 1997 AND VALUE OF OPTIONS AT END OF FISCAL 1997

                                                                                          VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS
                                                    VALUE         OPTIONS AT END         AT END OF FISCAL 1997
                              SHARES ACQUIRED     REALIZED        OF FISCAL 1997       EXERCISABLE/UNEXERCISABLE
NAME                            ON EXERCISE          (1)      EXERCISABLE/UNEXERCISABLE            (1)
--------------------------  -------------------  -----------  -----------------------  --------------------------
Richard M. Schulze........          --            $  --            307,375/135,625          $   345,150/ -0-
Bradbury H. Anderson......          69,000        1,000,500        253,500/108,500              278,595/ -0-
Allen U. Lenzmeier........          45,000          669,375        111,500/115,000            199,625/50,085
Wade R. Fenn..............          16,876          240,483          54,750/87,050             79,866/36,162
James P. Mixon............          --               --               9,750/44,250               -0- /17,010

------------------------------

(1) Value based on market value of the Company's Common Stock on the date of exercise or at the end of fiscal 1997, as applicable, minus the exercise price.

    The following table sets forth certain information with respect to all current executive officers of the Company regarding options that have been repriced, as adjusted for subsequent stock splits, from October 28, 1987 through and including February 13, 1997. See "Executive Compensation -- Stock Options," above, regarding the 1997 stock option repricing.

                           TEN YEAR OPTION REPRICINGS

                                                                                                                LENGTH OF
                                                         NUMBER OF     MARKET                                ORIGINAL OPTION
                                                        SECURITIES    PRICE OF     EXERCISE                 TERM REMAINING AT
                                                        UNDERLYING    STOCK AT     PRICE AT        NEW      DATE OF REPRICING
                                             REPRICE      OPTIONS      TIME OF      TIME OF     EXERCISE     (REPRESENTED IN
NAME                                           DATE      REPRICED     REPRICING    REPRICING      PRICE          YEARS)
------------------------------------------  ----------  -----------  -----------  -----------  -----------  -----------------
Richard M. Schulze........................    10/28/87       6,000    $    2.75    $    4.58    $    2.75             4.5
  Chairman, Chief Executive Officer           10/28/87      75,000         2.75         4.58         2.75             4.5

Bradbury H. Anderson......................    10/28/87       6,000         2.75         4.58         2.75             4.5
  President, Chief Operating Officer          10/28/87      60,000         2.75         4.58         2.75             4.5

Allen U. Lenzmeier........................    10/28/87      45,000         2.75         4.58         2.75             4.5
  Executive Vice President, Chief             02/13/97      42,000         8.62        12.00         8.62             1.2
  Financial Officer                           02/13/97      12,500         8.62        32.40         8.62             2.1
                                              02/13/97      25,000         8.62        23.18         8.62             3.2

Wade R. Fenn..............................    10/28/87      12,000         2.75         4.58         2.75             4.5
  Executive Vice President --                 02/13/97      27,000         8.62        12.00         8.62             1.2
  Marketing                                   02/13/97       7,500         8.62        32.40         8.62             2.1
                                              02/13/97      15,000         8.62        23.18         8.62             3.2
                                              02/13/97       7,900         8.62        17.87         8.62             4.2

James P. Mixon............................    02/13/97      12,000         8.62        33.56         8.62             2.2
  Sr. Vice President -- Logistics             02/13/97      15,000         8.62        23.18         8.62             3.2

Julie M. Engel............................    10/28/87       9,000         2.75         4.58         2.75             4.5
  Sr. Vice President -- Advertising           02/13/97       7,500         8.62        12.00         8.62             1.2
                                              02/13/97       2,500         8.62        32.40         8.62             2.1
                                              02/13/97      10,000         8.62        23.18         8.62             3.2

Robert C. Fox.............................    10/28/87       9,000         2.75         4.58         2.75             4.5
  Sr. Vice President -- Finance &             02/13/97       7,500         8.62        12.00         8.62             1.2
  Treasurer                                   02/13/97       5,000         8.62        32.40         8.62             2.1
                                              02/13/97      15,000         8.62        23.18         8.62             3.2

Wayne R. Inouye...........................    02/13/97       7,500         8.62        27.12         8.62             3.5
  Sr. Vice President -- Marketing             02/13/97       7,500         8.62        20.87         8.62             4.7

Philip J. Schoonover......................    02/13/97       5,000         8.62        23.18         8.62             3.2
  Sr. Vice President -- Marketing             02/13/97       2,500         8.62        26.50         8.62             3.5
                                              02/13/97       7,500         8.62        20.87         8.62             4.7

Kenneth R. Weller.........................    02/13/97       9,000         8.62        12.46         8.62             1.3
  Sr. Vice President -- Sales                 02/13/97       7,500         8.62        32.40         8.62             2.1
                                              02/13/97      15,000         8.62        23.18         8.62             3.2

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on a self-constructed index which includes specialty retailers such as the Company which previously comprised the S&P Industry Group 450-Retail (Specialty) Index used in the previous year (the "Industry Index") and the S&P Mid-Cap Companies Index (the "Broad Index"), published by Standard & Poors over the same period.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                        INDUSTRY INDEX AND BROAD INDEX *

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             BEST BUY CO.,
                 INC.         INDUSTRY INDEX   BROAD MARKET
1992                  100.00          100.00          100.00
1993                  188.00          120.37          107.95
1994                  370.10          118.90          124.06
1995                  322.13          117.63          126.09
1996                  229.60          111.98          160.02
1997                  126.79          137.33          187.11

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding year in Best Buy Common Stock, the Industry Index and the Broad Index.

* Cumulative Total Return assumes reinvestment of dividends.

Source: Media General Financial Services

RETIREMENT SAVINGS PLAN

    Effective October 1, 1990, the Company adopted a retirement savings plan intending to meet the requirements of Internal Revenue Code Section 401(k) (the "Retirement Savings Plan"). Employees who have been employed by the Company for at least six months, worked 500 hours and attained age 21, may elect to save up to 15% of their pre-tax earnings. The Company will match employee contributions after one year of employment in which the employee worked 1,000 hours, at a rate determined by the Board of Directors annually. Participants are fully vested in their contributions and become vested in the Company's matching contributions according to a five-year vesting schedule provided in the Retirement Savings Plan. During the fiscal year ended March 1, 1997, the Company matched 40% of the first 5% of participating employees' pre-tax earnings, or $2,034,519, including $12,000 in the aggregate on behalf of the Chief Executive Officer and the other four most highly compensated executive officers. Although the Company, in adopting the Retirement Savings Plan, expressed its intention to continue funding the trust created by the plan on a permanent basis, the Retirement Savings Plan may be terminated by the Board of Directors at will. Upon a termination of the Retirement Savings Plan, each participant becomes 100% vested. The trustee for the Retirement Savings Plan is Wilmington Trust Company.

DIRECTORS' COMPENSATION

    Each non-employee director of the Company received $15,000 per year plus expenses for his services as a director in fiscal 1997. In addition to the annual director fee, there is a $3,000 annual fee payable to each committee chairperson. On April 19, 1996, the Company granted to each director an option to purchase 5,000 shares of Common stock at an exercise price of $17.87 per share. All of the options were granted pursuant to the Company's 1987 Directors' Non-Qualified Stock Option Plan (the "Directors' Plan"), described below. Options, outstanding as of March 31, 1997, to purchase 239,000 shares of the Company's Common Stock at exercise prices ranging from $7.875 to $32.40 have been granted to the Company's directors for their services as directors, including directors who are employees of the Company. During the last fiscal year, David Stanley realized a net value of securities (market value less exercise price) of $128,250 pursuant to the exercise of options granted under the Directors' Plan.

1987 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

    In 1987, the 1987 Directors' Non-Qualified Stock Option Plan (the "1987 Directors' Plan") was adopted by the Board of Directors and approved by the Shareholders. The number of shares subject to the 1987 Directors' Plan was 900,000 shares. The 1987 Directors' Plan, as amended, provided that annually, at the first regular meeting of the Company's Board of Directors each year, each director would be given an option to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to the average of the closing price for the stock, as quoted on the New York Stock Exchange, on the date preceding the date of grant and the closing price of the stock on the date of grant (the "Exercise Price"). The Directors' Plan also provided that an option to purchase 5,000 shares of the Company's Common Stock at the Exercise Price would be granted to each new director at such time as he or she became a director of the Company. Options granted pursuant to the 1987 Directors' Plan are exercisable for a period of five years after the date of grant. As of March 31, 1997, options to purchase 563,000 shares of the Company's Common Stock have been granted pursuant to the Directors' Plan and 239,000 remain outstanding. This plan expired May 1, 1997. The Board of Directors adopted the 1997 Directors' Non-Qualified Stock Option Plan covering 700,000 shares, and recommends that the Shareholders approve it at the Meeting.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of the Company's outstanding stock were complied with during the fiscal year ended March 1, 1997.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditor for the fiscal year which began March 2, 1997. A proposal to ratify that appointment will be presented at the Meeting. Ernst & Young LLP has served as the Company's auditor since August 1994. Ernst & Young LLP has no relationship with the Company other than that arising from its engagement as independent auditor. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.

    The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP. If the appointment is not ratified by the Shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to an unfavorable vote.

                         APPROVAL OF THE 1997 EMPLOYEE
                        NON-QUALIFIED STOCK OPTION PLAN

    Stock options enable the Company to obtain and retain the services of employees without depleting the cash resources of the Company. Stock options also enable employees to acquire shares of the Common Stock of the Company, thereby increasing their personal interest in the success of the Company.

    The Company's 1997 Employee Non-Qualified Stock Option Plan (the "1997 Employee Plan"), which replaces the Company's 1987 Employee Non-Qualified Stock Option Plan which expired on May 1, 1997, was adopted by the Board of Directors on April 18, 1997, subject to Shareholder approval. The 1997 Employee Plan authorizes the Company to grant options to purchase up to 4,300,000 shares of the Company's Common Stock to certain employees of the Company and its subsidiaries, numbering approximately 5,000, including: (i) key executive personnel, including officers, senior management employees and members of the Board of Directors who are employees of the Company; (ii) staff management employees, including managers, supervisors and their functional equivalents;
(iii) line management employees, including retail store and field managers, supervisors and their functional equivalents; and (iv) any employee having served continuously for a period of not less than 10 years. Options granted under the 1997 Employee Plan have ten-year terms and have exercise restrictions that lapse ratably over four years after the first year. The exercise price for the options granted pursuant to this plan equals the closing price of the Company's Common Stock, as quoted on the New York Stock Exchange, on the date of grant. Awards are made to each eligible employee at a level calculated to be competitive within the retail industry as well as within a broader group of comparable companies. Subject to the approval of the 1997 Employee Plan by the Shareholders at the Meeting, on April 18, 1997, the Company granted options pursuant to the plan to purchase approximately 1,900,000 shares of Common Stock with an exercise price of $12.75 per share.

    Upon the recommendation of management, the Board of Directors adopted the 1997 Employee Plan and recommends to the Shareholders that they vote FOR the approval of this plan.

    The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by Proxy, and entitled to vote is required to approve the 1997 Employee Non-Qualified Stock Option Plan.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE ADOPTION OF THE 1997 EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN.

                        APPROVAL OF THE 1997 DIRECTORS'
                        NON-QUALIFIED STOCK OPTION PLAN

    Stock options enable the Company to obtain the services of qualified directors by supplementing the annual directors' fees. Stock options also enable directors to acquire shares of the Common Stock of the Company, thereby increasing their personal interest in the success of the Company.

    The Company's 1997 Directors' Non-Qualified Stock Option Plan (the "1997 Directors' Plan"), which replaces the 1987 Directors' Non-Qualified Stock Option Plan which expired on May 1, 1997, was adopted by the Board of Directors on April 18, 1997, subject to Shareholder approval. The 1997 Directors' Plan authorizes the purchase of up to 700,000 shares of the Company's Common Stock by members of the Company's Board of Directors, currently numbering seven. The number of options granted to directors is discretionary and not subject to specific criteria. Such options are fully vested upon granting and have ten-year terms. The exercise price for the options granted pursuant to this plan equals the closing price of the Company's Common Stock, as quoted on the New York Stock Exchange, on the date of grant. Subject to the approval of the 1997 Directors' Plan by the Shareholders at the Meeting, on April 18, 1997, the Company granted options pursuant to the plan to purchase 70,000 shares of Common Stock with an exercise price of $12.75 per share.

    The Board of Directors adopted the 1997 Directors' Non-Qualified Stock Plan and recommends to the Shareholders that they vote FOR the approval of this plan.

    The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by Proxy, and entitled to vote is required to approve the 1997 Directors' Non-Qualified Stock Option Plan.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE ADOPTION OF THE 1997 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN.

   APPROVAL OF AN AMENDMENT TO AND RESTATEMENT OF THE 1994 FULL-TIME EMPLOYEE
                        NON-QUALIFIED STOCK OPTION PLAN

    The Company's 1994 Full-Time Employee Non-Qualified Stock Option Plan (the "1994 Employee Plan") authorizes the granting of options to full-time employees who are not officers of the Company. The Company has reserved 1,500,000 shares of its Common Stock for issuance in connection with the 1994 Employee Plan to approximately 17,000 employees. On April 18, 1997, the Board of Directors amended and restated the 1994 Employee Plan, subject to Shareholder approval, to make the terms thereof consistent with the terms of the newly adopted stock option plans. Pursuant to the prospective changes to the 1994 Employee Plan, among other things, (i) the term of the options will be increased from four years to ten years; (ii) the exercise price of options granted under the plan will be the closing price of the Company's Common Stock, as quoted on the New York Stock Exchange, on the date of grant;
(iii) an optionee will have 30 days following termination of employment during which he or she may continue to exercise options; (iv) the exercisability of options in the event of a change in employment status will be based on the type of change in status; and (v) exercise prices may be paid in cash or upon the exchange of outstanding shares.

    Upon the recommendation of management, the Board of Directors adopted the amendment to and restatement of the 1994 Employee Plan and recommends to the Shareholders that they vote FOR the amendment and restatement.

    The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by Proxy, and entitled to vote is required to approve the amendment to and restatement of the 1994 Employee Plan.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE ADOPTION OF THE AMENDMENT TO AND RESTATEMENT OF THE 1994 FULL-TIME EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN.

                     FEDERAL TAX TREATMENT OF STOCK OPTIONS

    An employee or director who is granted an option under any of the above stock option plans generally will not realize any taxable income upon grant of the option. Upon exercise of the option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is treated as compensation received by the individual in the year of exercise. The Company will generally be entitled to a corresponding tax deduction at the time that the individual realizes compensation income. When the individual sells shares which he has purchased pursuant to the exercise of an option granted under the plans, the difference between any amount realized and the individual's basis in the shares may be classified as a capital gain or loss item.

                           STOCK OPTION PLAN BENEFITS

    The following table shows the number of shares of Common Stock subject to options awarded on April 18, 1997, pursuant to the plans as listed below, subject to Shareholder approval of the plans or the amendment and restatement thereof, as applicable. The exercise price for all options indicated is $12.75 per share.

                  NUMBER OF SHARES SUBJECT TO OPTIONS AWARDED

                                                                       1997           1997                1994
                                                                     EMPLOYEE      DIRECTORS'           EMPLOYEE
                                                                   NON-QUALIFIED  NON-QUALIFIED         FULL-TIME
                                                                   STOCK OPTION   STOCK OPTION        NON-QUALIFIED
                                                                       PLAN           PLAN          STOCK OPTION PLAN
                                                                   -------------  -------------  -----------------------
Richard M. Schulze
  Chairman, Chief Executive Officer..............................       125,000        10,000                   0

Bradbury H. Anderson
  President, Chief Operating Officer.............................       100,000        10,000                   0

Allen U. Lenzmeier
  Executive Vice President, Chief Financial Officer..............        25,000             0                   0

Wade R. Fenn
  Executive Vice President -- Marketing..........................        25,000             0                   0

James P. Mixon
  Senior Vice President -- Logistics.............................        15,000             0                   0

All executive officers,
  as a group (13 individuals)....................................       410,000        20,000                   0

Nominees for election as Class 2 directors
  Richard M. Schulze.............................................            (A)           (A)                  0
  Elliot S. Kaplan...............................................             0        10,000                   0
  Culver Davis, Jr...............................................             0        10,000                   0

All non-executive officer directors, as a group
  (5 individuals)................................................             0        50,000                   0

All non-executive officer employees, as a group
  (approximately 5,000 individuals)..............................     1,486,950             0                   0

------------------------

(A) Included in figures above for Mr. Schulze.

                                 OTHER BUSINESS

    The Company knows of no other matters to be acted upon at the Meeting. If any other matters properly come before the Meeting it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                     PROPOSALS FOR THE NEXT REGULAR MEETING

    Any proposals by a Shareholder to be presented at the 1998 Regular Meeting of Shareholders must be received at the Company's principal executive offices at 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, no later than January 22, 1998.

                                          By Order of the Board of Directors

                                                 [SIGNATURE]

                                          Elliot S. Kaplan

                                          SECRETARY

Dated: May 14, 1997

                       BEST BUY CO., INC.
                              1997
           DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN


A.   PURPOSE.

     The purpose of this Directors' Non-Qualified Stock Option Plan ("Plan") is to further the growth and general prosperity of Best Buy Co., Inc. (the "Company"), and its directly and indirectly wholly-owned subsidiaries (collectively, the "Companies") by enabling current directors of the Company, who have been or are serving on the Company's Board of Directors (the "Board") and upon whose judgment, initiative and effort the Companies were or are largely dependent for the successful conduct of their business, to acquire shares of the common stock of the Company under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal involvement in the Companies. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

B.   ADMINISTRATION.

     This Plan shall be administered by the Compensation and Human Resources Committee (the "Committee") of the Board. Subject to such orders and resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board, the Committee shall have full power and authority to interpret the Plan.

     All decisions and determinations made by the Committee pursuant to the provisions of the Plan and applicable orders and resolutions of the Board shall be final. Each option granted shall be evidenced by a written agreement containing such terms and conditions as may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board with respect thereto.

C.   ELIGIBILITY, PARTICIPATION AND GRANTS.

     Options shall be granted under the Plan to current members of the Board. The Committee shall grant to each director options to purchase shares in such amounts as the Committee shall from time to time determine.

D.   SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided below, an aggregate of 700,000 shares of $0.10 par value common stock of the Company shall be subject to this Plan from authorized but unissued shares of the Company. Such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock. If, prior to the termination of the Plan, shares issued pursuant hereto shall have been repurchased by the Company pursuant to this Plan, such repurchased shares shall again become available for issuance under the Plan.

     Any shares which, after the effective date of this Plan, shall become subject to valid outstanding options under this Plan may, to the extent of the release of any such shares from option by termination or expiration of option(s) without valid exercise, be made the subject of additional options under this Plan.

E.   NO ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     Except as expressly provided herein, in the event of a merger, consolidation, reorganization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the common stock of the Company, there shall be no change in the number of shares subject to options to be granted thereafter pursuant to the Plan; provided, however, that in such event, an appropriate adjustment may be made in the number and kind of shares subject to and the exercise prices of outstanding options granted under the Plan as determined by the Committee.

F.   TERMS AND CONDITIONS OF OPTIONS.

     The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe any terms and conditions in respect of the granting or exercise of any option under this Plan and, in particular, shall prescribe the following terms and conditions:

          (1) Each option shall state the number of shares to which it pertains.

          (2) The price at which shares shall be sold to directors hereunder (the "Exercise Price") shall be the Fair Market Value of the Company's common stock on the date of grant. Payment of the Exercise Price shall be made at the time the shares are sold hereunder by check payable to the Company, or by surrender of outstanding shares of common stock of the Company which have a Fair Market Value on the date of surrender equal to the Exercise Price of the shares as to which the option is being exercised, or by a combination thereof.

          (3) An option shall be exercisable in whole or in part (but not as to less than twenty-five percent of the original aggregate amount of shares of common stock made subject to the option) with respect to the shares included therein until the earlier of (a) the close of business on the tenth day prior to the proposed effective date of (i) any merger or consolidation of the Company with any other corporation or entity as a result of which the holders of the common stock of the Company will own less than a majority voting control of the surviving corporation; (ii) any sale of substantially all of the assets of the Companies or (iii) any sale of common stock of the Company to a person not a shareholder on the date of issuance of the option who thereby acquires majority voting control of the Company, subject to any such transaction actually being consummated, or (b) the close of business on the date ten (10) years after the date the option was granted. The Company shall give written notice to the optionee not less than 30 days prior to the proposed effective date of any of the transactions described in (a) above.

          (4) An option shall be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Until the stock certificates are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned shares, notwithstanding the exercise of the option.

G.   OPTIONS NOT TRANSFERABLE.

     Options under the Plan may not be sold, pledged, assigned or transferred in any manner, whether by operation of law or otherwise, except by will, the laws of descent or a qualified domestic relations order.

H.   AMENDMENT OR TERMINATION OF THE PLAN.

     The Board may amend this Plan from time to time as it may deem advisable and may at any time terminate the Plan, provided that any such termination of the Plan shall not adversely affect options already granted and such options shall remain in full force and effect as if the Plan had not been terminated.

I.   AGREEMENT AND REPRESENTATIONS OF PARTICIPANTS.

     As a condition precedent to the exercise of any option or portion thereof, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     In the event legal counsel to the Company renders an opinion to the Company that shares for options exercised pursuant to this Plan cannot be issued to the optionee because such action would violate any applicable federal or state securities laws, then in that event the optionee agrees that the Company shall not be required to issue said shares to the optionee and shall have no liability to the optionee other than the return to optionee of amounts tendered to the Company upon exercise of the option.

J.   EFFECTIVE DATE AND TERMINATION OF THE PLAN.

     The Plan shall become effective as of April 18, 1997 if approved thereafter by the Company's shareholders. The Plan shall terminate on the earliest of:

          (1) The date when all the shares available under the Plan shall have been acquired through the exercise of options granted under the Plan; or

          (2) Ten (10) years after the date of approval of the Plan by the Company's shareholders; or

          (3)       Such other earlier date as the Board may determine.


K.   FAIR MARKET VALUE.

     "Fair Market Value" shall mean the last reported sale price of the Company's common stock on the date of grant, as quoted on by the New York Stock Exchange. If the Company's common stock ceases to be listed for trading on the New York Stock Exchange, "Fair Market Value" shall mean the value determined in good faith by the Board.

L.   COMPLIANCE WITH RULE 16B-3 AND SECTION 162(M).

     Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and avoid loss of the deduction referred to in paragraph (1) of
Section 162(m) of the Code. Anything in the Plan to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

M.   FORM OF OPTION.

     Options shall be issued in substantially the same form as the Committee or the Board may approve.

                       BEST BUY CO., INC.

                              1997
                     EMPLOYEE NON-QUALIFIED
                       STOCK OPTION PLAN


A.   PURPOSE.

     The purpose of this Employee Non-Qualified Stock Option Plan ("Plan") is to further the growth and general prosperity of Best Buy Co., Inc. (the "Company"), and its directly and indirectly wholly-owned subsidiaries (collectively, the "Companies") by enabling current key employees of the Companies, who have been or will be given responsibility for the administration of the affairs of the Companies and upon whose judgment, initiative and effort the Companies were or are largely dependent for the successful conduct of their business, to acquire shares of the common stock of the Company under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal involvement in the Companies and enabling the Companies to obtain and retain the services of such employees. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

B.   ADMINISTRATION.

     This Plan shall be administered by the Compensation and Human Resources Committee (the "Committee") of the Company's Board of Directors (the "Board"). Options may not be granted to any person while serving on the Committee unless approved by a majority of the disinterested members of the Board. Subject to such orders and resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board, the Committee shall have full power and authority to interpret the Plan and, to the extent contemplated herein, shall exercise the discretion granted to it regarding participation in the Plan and the number of shares to be optioned and sold to each participant.

     All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan and applicable orders and resolutions of the Board shall be final. Each option granted shall be evidenced by a written agreement containing such terms and conditions as may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board with respect thereto.

C.   ELIGIBILITY AND PARTICIPATION.

     Options may be granted under the Plan to (i) key executive personnel, including officers, senior management employees and members of the Board who are employees of any of the Companies; (ii) staff management employees, including managers, supervisors, and their functional equivalents for: warehousing, service, merchandising, leaseholds, installation, and finance and administration; (iii) line management employees, including retail store and field managers, supervisors and their functional equivalents; and (iv) any employee having served the Companies continuously for a period of not less than ten (10) years. The Committee shall grant to such participants options to purchase shares in such amounts as the Committee shall from time to time determine.

D.   SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section E. herein, an aggregate of 4,300,000 shares of $0.10 par value common stock of the Company shall be subject to this Plan from authorized but unissued shares of the Company. Such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock. If, prior to the termination of the Plan, shares issued pursuant hereto shall have been repurchased by the Company pursuant to this Plan, such repurchased shares shall again become available for issuance under the Plan.

     Any shares which, after the effective date of this Plan, shall become subject to valid outstanding options under this Plan may, to the extent of the release of any such shares from option by termination or expiration of option(s) without valid exercise, be made the subject of additional options under this Plan.

E.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     In the event of a merger, consolidation, reorganization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the common stock of the Company, an appropriate adjustment may be made in the number and kind of shares subject to and the exercise prices of options granted under the Plan as determined by the Committee.

F.   TERMS AND CONDITIONS OF OPTIONS.

     The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe any terms and conditions in respect of the granting or exercise of any option under this Plan and, in particular, shall prescribe the following terms and conditions:

          (1) Each option shall state the number of shares to which it pertains.

          (2) The price at which shares shall be sold to participants hereunder (the "Exercise Price") shall be the Fair Market Value of the Company's common stock on the date of grant. Payment of the Exercise Price shall be made at the time the shares are sold hereunder by check payable to the Company, or by surrender of outstanding shares of common stock of the Company which have a Fair Market Value on the date of surrender equal to the Exercise Price of the shares as to which the option is being exercised, or by a combination thereof.

          (3) An option shall be exercisable in whole or in part (but not as to less than twenty-five percent of the original aggregate amount of shares of common stock made subject to the option) with respect to the shares included therein until the earlier of (a) the close of business on the tenth day prior to the proposed effective date of (i) any merger or consolidation of the Company with any other corporation or entity as a result of which the holders of the common stock of the Company will own less than a majority voting control of the surviving corporation; (ii) any sale of substantially all of the assets of the Companies or (iii) any sale of common stock of the Company to a person not a shareholder on the date of issuance of the option who thereby acquires majority voting control of the Company, subject to any such transaction actually being consummated, or (b) the close of business on the date ten (10) years after the date the option was granted. The Company shall give written notice to the optionee not less than 30 days prior to the proposed effective date of any of the transactions described in (a) above.

          (4) Except in the event of disability or death, an option shall be exercisable with respect to the shares included therein not earlier than the date one (1) year following the date of grant of the option, nor later than the date ten (10) years following the date of grant of the option; provided, however, that during the second through fourth years following the date of grant, the optionee may exercise such optionee's right to acquire only twenty-five percent (25%) of the shares subject to such option together with any shares that the optionee had previously been able to acquire; and provided further, however, that in the event of a change in status of an employee from full-time to part-time or seasonal, such employee shall continue to have the right to exercise an option following such change in status but only to the extent of the shares available for acquisition on the date of such change in status (the "Change in Status Date").

          (5) Except as in the event of disability or death, an option may be exercised only by the optionee while such optionee is, and has continually been, since the date of the grant of the option, an employee of any of the Companies; provided, however, that a former employee shall continue to have the right to exercise an option for a period of thirty
     (30) days following such termination to the extent of the shares available for acquisition on the date of such former employee's termination. If the continuous employment of an optionee terminates by reason of disability or death, an option granted hereunder held by the disabled or deceased employee may be exercised to the extent of all shares subject to the option (or, with respect to a disabled or deceased part-time or seasonal employee, to the extent of the shares available for acquisition on the Change in Status Date) within one (1) year following the date of disability or death, but in no event later than ten (10) years after the date of grant of such option, by the disabled employee or the person or persons to whom the deceased employee's rights under such option shall have passed by will or by the applicable laws of descent and distribution. For purposes of this Plan only, an employee shall be deemed "disabled" if the employee is unable to perform his or her usual duties for the Companies as a result of physical or mental disability, and such inability to perform continues or is expected to continue for at least twelve (12) consecutive months.

          (6) An option shall be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Until the stock certificates are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned shares, notwithstanding the exercise of the option.

G.   OPTIONS NOT TRANSFERRABLE.

     Options under the Plan may not be sold, pledged, assigned or transferred in any manner, whether by operation of law or otherwise except by will or the laws of descent, and may be exercised during the lifetime of an optionee only by such optionee.

H.   AMENDMENT OR TERMINATION OF THE PLAN.

     The Board may amend this Plan from time to time as it may deem advisable and may at any time terminate the Plan, provided that any such termination of the Plan shall not adversely affect options already granted and such options shall remain in full force and effect as if the Plan had not been terminated.

I.   AGREEMENT AND REPRESENTATIONS OF OPTIONEES.

     As a condition precedent to the exercise of any option or portion thereof, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     In the event legal counsel to the Company renders an opinion to the Company that shares for options exercised pursuant to this Plan cannot be issued to the optionee because such action would violate any applicable federal or state securities laws, then in that event the optionee agrees that the Company shall not be required to issue said shares to the optionee and shall have no liability to the optionee other than the return to optionee of amounts tendered to the Company upon exercise of the option.

J.   EFFECTIVE DATE AND TERMINATION OF THE PLAN.

     The Plan shall become effective as of April 18, 1997, if approved thereafter by the Company's shareholders. The Plan shall terminate on the earliest of:

          (1) The date when all the shares available under the Plan shall have been acquired through the exercise of options granted under the Plan; or

          (2) Ten (10) years after the date of approval of the Plan by the Company's shareholders; or

          (3)       Such other earlier date as the Board may determine.

K.   WITHHOLDING TAXES.

     The Companies shall have the right to take any action that may be necessary in the opinion of the Companies to satisfy all obligations for the payment of any federal, state or local taxes of any kind, including FICA taxes, required by law to be withheld with respect to the exercise of an option granted hereunder. If stock is withheld or surrendered to satisfy tax withholding, such stock shall be the Fair Market Value of the Company's common stock on the date of exercise.

L.   FAIR MARKET VALUE.

      "Fair Market Value" shall mean the last reported sale price of the Company's common stock on the date of grant, as quoted on by the New York Stock Exchange. If the Company's common stock ceases to be listed for trading on the New York Stock Exchange, "Fair Market Value" shall mean the value determined in good faith by the Board.

M.   COMPLIANCE WITH RULE 16B-3 AND SECTION 162(m).

     With respect to employees subject to Section 16 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code, transactions under the Plan are intended to comply with all applicable conditions of such Rule 16b-3 and avoid loss of the deduction referred to in paragraph (1) of such Section 162(m). Anything in the Plan to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

N.   FORM OF OPTION.

     Options shall be issued in substantially the form as the Committee or the Board may approve.

                             BEST BUY CO., INC.

                                   1994
                     FULL-TIME EMPLOYEE NON-QUALIFIED
                            STOCK OPTION PLAN

                      1997 AMENDMENT AND RESTATEMENT

A.   PURPOSE.

     The purpose of this Full-Time Employee Non-Qualified Stock Option Plan ("Plan") is to further the growth and general prosperity of Best Buy Co., Inc. (the "Company"), and its directly and indirectly wholly-owned subsidiaries (collectively, the "Companies") by enabling full-time employees of the Companies to acquire shares of the common stock of the Company under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal interest in the success of the Companies and enabling the Companies to obtain and retain the services of such employees. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

B.   ADMINISTRATION.

     This Plan shall be administered by the Compensation and Human Resources Committee (the "Committee") of the Company's Board of Directors (the "Board"). Options may not be granted to any person while serving on the Committee unless approved by a majority of the disinterested members of the Board. Subject to such orders and resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board, the Committee shall have full power and authority to interpret the Plan and, to the extent contemplated herein, shall exercise the discretion granted to it regarding participation in the Plan and the number of shares to be optioned and sold to each participant.

     All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan and applicable orders and resolutions of the Board shall be final. Each option granted shall be evidenced by a written agreement containing such terms and conditions as may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board with respect thereto.

C.   ELIGIBILITY AND PARTICIPATION.

     Options may be granted under the Plan to any full-time employee of the Companies who is not an officer of the Companies. The Committee shall grant to such participants options to purchase shares in such amounts as the Committee shall from time to time determine.

D.   SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section E. herein, an aggregate of 1,500,000 shares of $0.10 par value common stock of the Company shall be subject to this Plan from authorized but unissued shares of the Company. Such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock. If, prior to the termination of the Plan, shares issued pursuant hereto shall have been repurchased by the Company pursuant to this Plan, such repurchased shares shall again become available for issuance under the Plan.

     Any shares which, after the effective date of this Plan, shall become subject to valid outstanding options under this Plan may, to the extent of the release of any such shares from option by termination or expiration of option(s) without valid exercise, be made the subject of additional options under this Plan.

E.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     In the event of a merger, consolidation, reorganization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the common stock of the Company, an appropriate adjustment may be made in the number and kind of shares subject to and the exercise prices of options granted under the Plan as determined by the Committee.

F.   TERMS AND CONDITIONS OF OPTIONS.

     The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe any terms and conditions in respect of the granting or exercise of any option under this Plan and, in particular, shall prescribe the following terms and conditions:

          (1) Each option shall state the number of shares to which it pertains.

          (2) The price at which shares shall be sold to participants hereunder (the "Exercise Price") shall be the Fair Market Value of the Company's common stock on the date of grant. Payment of the Exercise Price shall be made at the time the shares are sold hereunder by check payable to the Company, or by surrender of outstanding shares of common stock of the Company which have a Fair Market Value on the date of surrender equal to the Exercise Price of the shares as to which the option is being exercised, or by a combination thereof.

          (3) An option shall be exercisable in whole or in part (but not as to less than twenty-five percent of the original aggregate amount of shares of common stock made subject to the option) with respect to the shares included therein until the earlier of (a) the close of business on the tenth day prior to the proposed effective date of (i) any merger or consolidation of the Company with any other corporation or entity as a result of which the holders of the common stock of the Company will own less than a majority voting control of the surviving corporation; (ii) any sale of substantially all of the assets of the Companies or (iii) any sale of common stock of the Company to a person not a shareholder on the date of issuance of the option who thereby acquires majority voting control of the Company, subject to any such transaction actually being consummated, or (b) the close of business on the date ten (10) years after the date the option was granted. The Company shall give written notice to the optionee not less than 30 days prior to the proposed effective date of any of the transactions described in (a) above.

          (4) Except in the event of disability or death, an option shall be exercisable with respect to the shares included therein not earlier than the date one (1) year following the date of grant of the option, nor later than the date ten (10) years following the date of grant of the option; provided, however, that during the first year that the option may be exercised, the optionee may exercise such optionee's right only to the extent of fifty percent (50%) of the shares subject to such option; and provided further, however, that in the event of a change in status of an employee from full-time to part-time or seasonal, such employee shall continue to have the right to exercise an option following such change in status but only to the extent of the shares available for acquisition on the date of such change in status (the "Change in Status Date").

          (5) Except in the event of disability or death, an option may be exercised only by the optionee while such optionee is, and has continually been, since the date of the grant of the option, an employee of any of the Companies; provided, however, that a former employee shall continue to have the right to exercise an option for a period of thirty (30) days following such termination to the extent of the shares available for acquisition on the date of such former employee's termination. If the continuous employment of an optionee terminates by reason of disability or death, an option granted hereunder held by the disabled or deceased employee may be exercised to the extent of all shares subject to the option (or, with respect to a disabled or deceased part-time or seasonal employee, to the extent of the shares available for acquisition on the Change in Status Date) within one (1) year following the date of disability or death, but in no event later than ten (10) years after the date of grant of such option, by the disabled employee or the person or persons to whom the participant's rights under such option shall have passed by will or by the applicable laws of descent and distribution. For purposes of this Plan only, an employee shall be deemed "disabled" if the employee is unable to perform his or her usual duties for the Companies as a result of physical or mental disability, and such inability to perform continues or is expected to continue for at least twelve (12) consecutive months.

          (6) An option shall be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Until the stock certificates are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned shares, notwithstanding the exercise of the option.

G.   OPTIONS NOT TRANSFERRABLE.

     Options under the Plan may not be sold, pledged, assigned or transferred in any manner, whether by operation of law or otherwise except by will or the laws of descent, and may be exercised during the lifetime of an optionee only by such optionee.

H.   AMENDMENT OR TERMINATION OF THE PLAN.

     The Board may amend this Plan from time to time as it may deem advisable and may at any time terminate the Plan, provided that any such termination of the Plan shall not adversely affect options already granted and such options shall remain in full force and effect as if the Plan had not been terminated.

I.   AGREEMENT AND REPRESENTATIONS OF OPTIONEES.

     As a condition precedent to the exercise of any option or portion thereof, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     In the event legal counsel to the Company renders an opinion to the Company that shares for options exercised pursuant to this Plan cannot be issued to the optionee because such action would violate any applicable federal or state securities laws, then in that event the optionee agrees that the Company shall not be required to issue said shares to the optionee and shall have no liability to the optionee other than the return to optionee of amounts tendered to the Company upon exercise of the option.

J.   EFFECTIVE DATE AND TERMINATION OF THE PLAN.

     The Plan is effective as of April 4, 1994. The Plan shall terminate on the earliest of:

          (1) The date when all the shares available under the Plan shall have been acquired through the exercise of options granted under the Plan; or

          (2) Ten (10) years after the date of approval of the Plan by the Shareholders of the Company; or

          (3)  Such other earlier date as the Board may determine.

K.   WITHHOLDING TAXES.

      The Companies shall have the right to take any action that may be necessary in the opinion of the Companies to satisfy all obligations for the payment of any federal, state or local taxes of any kind, including FICA taxes, required by law to be withheld with respect to the exercise of an option granted hereunder. If stock is withheld or surrendered to satisfy tax withholding, such stock shall be the Fair Market Value of the Company's common stock on the date of exercise.

L.   FAIR MARKET VALUE.

      "Fair Market Value" shall mean the last reported sale price of the Company's common stock on the date of grant, as quoted on by the New York Stock Exchange. If the Company's common stock ceases to be listed for trading on the New York Stock Exchange, "Fair Market Value" shall mean the value determined in good faith by the Board.

M.   COMPLIANCE WITH RULE 16B-3 AND SECTION 162(M).

     With respect to employees subject to Section 16 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code, transactions under the Plan are intended to comply with all applicable conditions of such Rule 16b-3 and avoid loss of the deduction referred to in paragraph (1) of such Section 162(m). Anything in the Plan to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

N.   FORM OF OPTION.

     Options shall be issued in substantially the form as the Committee or the Board may approve.

                                  BEST BUY CO., INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/



                                              For    Withhold
1. ELECTION OF THREE CLASS 2 DIRECTORS --     All       All     For All   3. Proposal to approve the    For   Against   Abstain
   NOMINEES: Richard M. Schulze,           Nominees  Nominees   Except*      Company's 1997 Employee    / /     / /       / /
   Elliot S. Kaplan and                       / /       / /       / /        Non-Qualified Stock
   Culver Davis, Jr.                                                         Option Plan.

   --------------------------------------
   *EXCEPT NOMINEE(S) WRITTEN ABOVE                                       4. Proposal to approve the
                                              For     Against   Abstain      Company's 1997 Directors'  / /     / /       / /
2. Proposal to ratify the appointment of      / /       / /       / /        Non-Qualified Stock
   Ernst & Young LLP as the Company's                                        Option Plan.
   independent auditor for the current
   fiscal year.                                                           5. Proposal to approve an
                                                                             amendment to and
                                                                             restatement of the
                                                                             Company's 1994 Full-time   / /     / /       / /
                                                                             Employee Non-Qualified
                                                                             Stock Option Plan.

                                                                          6. In their discretion, the Proxy Agents are authorized
                                                                             to vote upon such other business as may properly come
                                                                             before the meeting.

                                                                                                 Dated: ____________________, 1997

                                                                          Signature(s) ___________________________________________

                                                                          ________________________________________________________
                                                                          Please date and sign exactly as name(s) appears hereon
                                                                          and return promptly in the accompanying postpaid
                                                                          envelope. If shares are held by joint tenants or as
                                                                          community property, both shareholders should sign.


----------------------------------------------------------------------------------------------------------------------------------

                    -TRIANGLE-  FOLD AND DETACH HERE  -TRIANGLE-


                               YOUR VOTE IS IMPORTANT!

               PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                             USING THE ENCLOSED ENVELOPE.

PROXY                             BEST BUY CO., INC.                      PROXY
                               7075 FLYING CLOUD DRIVE
                            EDEN PRAIRIE, MINNESOTA 55344

                   THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT
               FOR THE REGULAR MEETING OF SHAREHOLDERS -- JUNE 25, 1997

    The undersigned hereby appoint(s) Richard M. Schulze and Elliot S. Kaplan, or either of them, each with the power of substitution, as proxies and agents ("Proxy Agents"), in the name of the undersigned to represent and to vote as designated below all of the shares of Common Stock of Best Buy Co., Inc. (the "Company"), held of record by the undersigned on Wednesday, April 30, 1997, at the Regular Meeting of Shareholders to be held on Wednesday, June 25, 1997, at 3:00 p.m., and any adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Regular Meeting and the Proxy Statement in support of Management's solicitation of proxies dated May 14, 1997.

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

               PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                             USING THE ENCLOSED ENVELOPE.

                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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